SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------


                                    FORM 8-K



                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (date of earliest event reported): July 21, 2003




                              EASTGROUP PROPERTIES, INC.
                     ---------------------------------------------
                (Exact Name of Registrant as Specified in its Charter)



         Maryland                       1-7094                    13-2711135
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                            Identification No.)


        300 One Jackson Place, 188 East Capitol Street, Jackson, MS 39201
        -----------------------------------------------------------------
          (Address of Principal Executive Offices, including zip code)

                                 (601)354-3555
               ----------------------------------------------------
               (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

The following exhibits are filed with this Form 8-K:

99.1     Press Release dated July 21, 2003



ITEM 9. Regulation FD Disclosure (Information provided under Item 12 - Disclosure of Results of Operations and Financial Condition).

Pursuant to Securities and Exchange Commission Release No. 33-8216, dated March 27, 2003, the information provided herein required by Item 12 of Form 8-K is being filed under Item 9 of Form 8-K.

On July 21, 2003, we issued a press release, which sets forth our results of operations for the quarter ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 21, 2003

                           EASTGROUP PROPERTIES, INC.



                           By: /s/ N. KEITH MCKEY
                               ---------------------------
                               N. Keith McKey
                               Executive Vice President,
                               Chief Financial Officer, Secretary
                               and Treasurer

                                  Exhibit Index


Exhibit 99.1    Press Release dated July 21, 2003.

                                                                   Exhibit 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

                         EASTGROUP PROPERTIES ANNOUNCES
                           SECOND QUARTER 2003 RESULTS

o Funds from Operations of $12.0 Million and $.61 Per Share
o Net Income Available to Common Shareholders of $3.5 Million and $.20 Per Share
o Paid 94th Consecutive Quarterly Dividend, $.475 Per Share
o Percentage Leased 92.4%, Occupancy 91.1%
o Development Projects of $28.2 Million Under Construction or In Lease-Up
o Debt-to-Total Market Capitalization of 36.0% at Quarter End


JACKSON, MISSISSIPPI, July 21, 2003 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and six months ended June 30, 2003.

FUNDS FROM OPERATIONS

For the quarter ended June 30, 2003, funds from operations (FFO) was $.61 per share compared with $.68 per share in the same period of 2002, a decrease of 10.3%. Included in these numbers are gains on securities of $.005 per share for the second quarter of 2003 and $.054 per share for the same period in 2002.

For the six months ended June 30, 2003, FFO was $1.21 per share compared with $1.31 per share in the same period of 2002, a decrease of 7.6% per share. Gains on securities were $.02 per share in 2003 compared with $.08 per share in 2002.

Property net operating income (PNOI) (GAAP basis) from same properties held for both the current and past reporting periods decreased 1.0% and .9% for the three months and six months ended June 30, 2003, respectively. Rental decreases on new and renewal leases averaged 8.8% for the quarter.

David H. Hoster II, President and CEO, stated, "During the second quarter, we signed 83 leases for almost 1.2 million square feet (6.1% of the portfolio) for both renewal and new leases. This is a definite positive given the continued sluggishness in the U.S. economy."

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.20 and $.38 for the three and six months ended June 30, 2003 compared with $.27 and $.50 for the same periods in 2002.

DEVELOPMENT

The incremental growth of EastGroup's current development program and 2002 property transfers to the portfolio increased PNOI by $650,000 in the second quarter of 2003. At June 30, 2003, EastGroup had seven development properties containing 510,000 square feet with a projected total cost of approximately $28.2 million either in lease-up or under construction. Of this total, approximately 21% of the space has been leased as of July 21, 2003. No properties were transferred from development to the portfolio during the second quarter of 2003.

ACQUISITIONS

During the second quarter of 2003, EastGroup purchased in separate transactions two industrial properties - one in Phoenix, Arizona and one in Orlando, Florida
- for a total price of $6,458,000. The 63,000 square foot central Phoenix property, Airport Commons, has a projected stabilized cash yield of 10.0% and the 62,400 square foot Orlando property, Altamonte Commerce Center II, has a projected stabilized cash yield of 10.6%.

DIVIDENDS

EastGroup paid dividends of $.475 per share of common stock in the second quarter of 2003, which represented 78% of funds from operations per diluted share for the quarter. This dividend was the 94th consecutive quarterly distribution to EastGroup's common stockholders and represents an annualized dividend rate of $1.90 per share, which yields 6.7% on the closing stock price of $28.40 on July 18, 2003.

EastGroup also paid quarterly dividends of $.51875 per share on its Series A Preferred Stock at the redemption on July 7, 2003 (see below) and $.547 per share on its Series B Preferred Stock on July 15, 2003 to stockholders of record as of June 30, 2003.

CAPITAL TRANSACTIONS

On May 20, 2003, EastGroup closed on the sale of 571,429 shares of its common stock at $26.25 per share. The shares were sold to an institutional buyer with proceeds of approximately $14.6 million, net of related issuance expenses.

On July 2, 2003, EastGroup closed a public offering of 1,320,000 shares of 7.95% Series D Cumulative Redeemable Preferred Stock with a liquidation preference of $25 per share. The offering resulted in approximately $32.3 million of net proceeds.

On July 7, 2003, EastGroup redeemed all of its outstanding 9.00% Series A Cumulative Redeemable Preferred Stock. The redemption price of these shares (excluding accrued dividends) was $43.125 million. The issuance costs of $1,768,000 related to the original issuance of the Series A stock in 1998 will be recorded as a preferred issuance cost similar to a preferred dividend in the third quarter.

During the second quarter of 2003, 1,400,000 shares of 8.75% Series B Cumulative Convertible Preferred Stock were converted into 1,590,960 shares of common stock.

On May 14, 2003, EastGroup signed an application on a $45.5 million, nonrecourse first mortgage loan secured by ten properties. The note will have a fixed interest rate of 4.75%, a ten-year term, and an amortization schedule of 25 years. The loan is expected to close in August 2003, and the proceeds will be used to reduce bank borrowings.

Mr. Hoster stated, "We have strengthened the balance sheet with the capital transactions both completed and proposed during the second quarter.
Debt-to-total market capitalization was reduced to 36.0% at June 30, 2003, preferred dividend costs were reduced, common shares outstanding increased by 13.4%, and floating rate debt will be significantly reduced with the funding of the new mortgage loan. We are in a good position to take advantage of future acquisition and development opportunities with these transactions."

OUTLOOK FOR 2003

FFO per share for 2003 is estimated to be in the range of $2.33 to $2.39. Our estimate of FFO per share for the quarter ended September 30, 2003 and the year ended December 31, 2003 has been reduced by $.09 per share because of the original issuance costs of the Series A Preferred Stock on its redemption on July 7, 2003. FFO per share projections are $.51 to $.54 for third quarter and $2.33 to $2.39 for the year. Earnings per share for 2003 should be in the range of $.65 to $.72, which includes $.10 per share of issuance costs on the redemption of the preferred stock. The table below reconciles projected net income to projected FFO.

                                                                                Low Range                       High Range
                                                                    ----------------------------------------------------------------
                                                                      3rd Qtr    4th Qtr   Y/E 2003    3rd Qtr    4th Qtr   Y/E 2003
                                                                    ----------------------------------------------------------------
                                                                                  (In thousands, except per share data)
 Net income                                                            4,917      5,069      20,509     5,526      5,678     21,727
 Issuance costs - Preferred Stock - Series A                          (1,768)         -      (1,768)   (1,768)         -     (1,768)
 Dividends on preferred shares                                        (1,491)    (1,491)     (7,220)   (1,491)    (1,491)    (7,220)
                                                                    ----------------------------------------------------------------
 Net income available to common stockholders                           1,658      3,578      11,521     2,267      4,187     12,739
 Depreciation and amortization                                         7,974      8,088      31,493     7,974      8,088     31,493
 Share of joint venture depreciation and amortization                    (40)       (41)       (156)      (40)       (41)      (156)
 Gain on sale of depreciable real estate assets                            -          -        (106)        -          -       (107)
 Dividends on Series B convertible preferred shares                      766        766       3,830       766        766      3,830
                                                                    ----------------------------------------------------------------
 Funds from operations                                                10,358     12,391      46,582    10,967     13,000     47,799
                                                                    ================================================================

 Diluted shares for earnings per share                                18,718     18,722      17,737    18,718     18,722     17,737
 Potential common shares: convertible preferred stock                  1,591      1,591       2,234     1,591      1,591      2,234
                                                                    ----------------------------------------------------------------
 Diluted shares for funds from operations                             20,309     20,313      19,971    20,309     20,313     19,971
                                                                    ================================================================

 Per share data (diluted):
 Net income available to common stockholders                            0.09       0.19        0.65      0.12       0.22       0.72
 Funds from operations                                                  0.51       0.61        2.33      0.54       0.64       2.39

CONFERENCE CALL

EastGroup will host a conference call to discuss the results of its second quarter and review the Company's current operations on Tuesday, July 22, 2003, at 10:00 A.M. EDT. The number for the conference call is 1-800-521-5499, ID #180618. A taped recording of the call can be accessed 24 hours a day through Tuesday, July 29, 2003 by dialing 1-800-625-5288; the pass code is 180618.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the reports section of the Company's website at www.eastgroup.net.

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the acquisition, ownership and development of industrial properties in major Sunbelt markets throughout the United States. Its strategy for growth is based on its property portfolio orientation toward premier distribution facilities clustered near major transportation centers. EastGroup's portfolio currently includes 18.9 million square feet with an additional 510,000 square feet of properties under development. EastGroup Properties, Inc. press releases are also available on the Company's website.

FORWARD-LOOKING STATEMENTS

In addition to historical information, certain statements in this release are forward-looking, such as those pertaining to the Company's hopes, expectations, intentions, beliefs, strategies regarding the future, the anticipated performance of development and acquisition properties, capital resources, profitability and portfolio performance. Forward-looking statements involve numerous risks and uncertainties. The following factors, among others discussed herein, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, environmental uncertainties, risks related to disasters and the costs of insurance to protect from such disasters, financial market fluctuations, changes in real estate and zoning laws and increases in real property tax rates. The success of the Company also depends upon the trends of the economy, including interest rates, income tax laws, governmental regulation, legislation, population changes and those risk factors discussed elsewhere in this release. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as the date hereof. The Company assumes no obligation to update forward-looking statements. See also the Company's reports to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                                EASTGROUP PROPERTIES, INC.
                             CONSOLIDATED STATEMENTS OF INCOME
                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                       (UNAUDITED)

                                                                                    Three Months Ended           Six Months Ended
                                                                                         June 30,                    June 30,
                                                                                ----------------------------------------------------
                                                                                   2003          2002          2003          2002
                                                                                ----------------------------------------------------
REVENUES
Income from real estate operations                                               $ 26,531       25,094        53,018         49,966
Interest                                                                                5          142            10            278
Gain on securities                                                                    107        1,050           389          1,471
Other                                                                                  33          337           102            481
                                                                                ----------------------------------------------------
                                                                                   26,676       26,623        53,519         52,196
                                                                                ----------------------------------------------------
EXPENSES
Operating expenses from real estate operations                                      7,655        7,012        15,615         14,120
Interest                                                                            4,643        4,165         9,341          8,340
Depreciation and amortization                                                       7,744        7,322        15,431         14,427
General and administrative                                                          1,261        1,090         2,500          2,177
Minority interest in joint ventures                                                   114           90           213            183
                                                                                ----------------------------------------------------
                                                                                   21,417       19,679        43,100         39,247
                                                                                ----------------------------------------------------
INCOME BEFORE GAIN ON SALE OF REAL ESTATE INVESTMENTS                               5,259        6,944        10,419         12,949
  Gain on sale of real estate investments                                               -            -             -             93
                                                                                ----------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                                                   5,259        6,944        10,419         13,042
                                                                                ----------------------------------------------------
DISCONTINUED OPERATIONS
  Loss from real estate operations                                                      -          (16)           (2)            (4)
  Gain on sale of real estate investments                                               -            -           106              -
                                                                                ----------------------------------------------------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS (A)                                          -          (16)          104             (4)
                                                                                ----------------------------------------------------

NET INCOME                                                                          5,259        6,928        10,523         13,038

Preferred dividends-Series A                                                          970          970         1,940          1,940
Preferred dividends-Series B                                                          766        1,532         2,298          3,064
                                                                                ----------------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                      $  3,523        4,426         6,285          8,034
                                                                                ====================================================
BASIC PER COMMON SHARE DATA
  Income from continuing operations                                              $   0.21         0.28          0.37           0.51
  Income (loss) from discontinued operations                                         0.00         0.00          0.01           0.00
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                    $   0.21         0.28          0.38           0.51
                                                                                ====================================================

  Weighted average shares outstanding                                              16,864       15,892        16,397         15,833
                                                                                ====================================================
DILUTED PER COMMON SHARE DATA
  Income from continuing operations                                              $   0.20         0.27          0.37           0.50
  Income (loss) from discontinued operations                                         0.00         0.00          0.01           0.00
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                    $   0.20         0.27          0.38           0.50
                                                                                ====================================================

  Weighted average shares outstanding                                              17,225       16,254        16,758         16,210
                                                                                ====================================================


(A) In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," income (loss) from discontinued operations represents the operations and gain (loss) on disposal for properties classified to held for sale subsequent to 12/31/01. Prior period amounts have been reclassified to be consistent with the 2003 presentation.

                             EASTGROUP PROPERTIES, INC.
               RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    (UNAUDITED)

                                                                                     Three Months Ended          Six Months Ended
                                                                                          June 30,                   June 30,
                                                                                ----------------------------------------------------
                                                                                    2003           2002        2003          2002
                                                                                ----------------------------------------------------
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

    Income from real estate operations                                           $  26,531        25,094        53,018       49,966
    Operating expenses from real estate operations                                  (7,655)       (7,012)      (15,615)     (14,120)
                                                                                ----------------------------------------------------

PROPERTY NET OPERATING INCOME (PNOI) (A)                                            18,876        18,082        37,403       35,846

    Interest income                                                                      5           142            10          278
    Gain on securities                                                                 107         1,050           389        1,471
    Other income                                                                        33           337           102          481
    General and administrative expense                                              (1,261)       (1,090)       (2,500)      (2,177)
                                                                                ----------------------------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)             17,760        18,521        35,404       35,899

    Income (loss) from discontinued operations
        (before depreciation and amortization)                                           -             6            (2)          38
    Interest expense (B)                                                            (4,643)       (4,165)       (9,341)      (8,340)
    Minority interest in earnings (before depreciation and amortization)              (150)         (140)         (289)        (276)
    Dividends on Series A preferred shares                                            (970)         (970)       (1,940)      (1,940)
                                                                                ----------------------------------------------------

FUNDS FROM OPERATIONS (FFO) (A)                                                     11,997        13,252        23,832       25,381

    Depreciation and amortization from continuing operations                        (7,744)       (7,322)      (15,431)     (14,427)
    Depreciation and amortization from discontinued operations                           -           (22)            -          (42)
    Share of joint venture depreciation and amortization                                36            50            76           93
    Gain on sale of depreciable real estate investments                                  -             -           106           93
    Dividends on Series B convertible preferred shares                                (766)       (1,532)       (2,298)      (3,064)
                                                                                ----------------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                          3,523         4,426         6,285        8,034

    Dividends on preferred shares                                                    1,736         2,502         4,238        5,004
                                                                                ----------------------------------------------------

NET INCOME                                                                       $   5,259         6,928        10,523       13,038
                                                                                ====================================================

DILUTED PER COMMON SHARE DATA: (C)

Income from continuing operations                                                $    0.20          0.27          0.37         0.50
Income from discontinued operations                                                   0.00          0.00          0.01         0.00
                                                                                ----------------------------------------------------
Net income available to common stockholders                                      $    0.20          0.27          0.38         0.50
                                                                                ====================================================

Weighted average shares outstanding                                                 17,225        16,254        16,758       16,210
                                                                                ====================================================

Funds from operations                                                            $    0.61          0.68          1.21         1.31
                                                                                ====================================================

Weighted average shares outstanding for FFO purposes                                19,797        19,436        19,634       19,392
                                                                                ====================================================

(A) The Company's chief decision makers use two primary measures of operating results in making decisions: property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations
(FFO). EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts' (NAREIT) definition, as net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America (GAAP)), excluding gaines or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company's investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry's calculations of PNOI and FFO provide supplemental indicators of the properties' performance since real estate values have historically risen or fallen with market conditions. PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs. Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company's financial performance.

(B) Net of capitalized interest of $516,000 and $556,000 for the three months ended June 30, 2003 and 2002, respectively; and $1,002,000 and $1,088,000 for the six months ended June 30, 2003 and 2002, respectively.

(C) Assumes dilutive effect of common stock equivalents.